UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 23, 2010 (June 18, 2010)

Mead Johnson Nutrition Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34251	80-0318351
(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

(847) 832-2420

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2010, Mead Johnson & Company, LLC (“MJC”), a wholly-owned subsidiary of Mead Johnson Nutrition Company, and Martek Biosciences Corporation (“Martek”) entered into Amendment No. 1 (the “Amendment”) to the Supply Agreement, dated as of January 1, 2006, by and between MJC and Martek (the “Supply Agreement”).

Under the Supply Agreement, Martek supplies MJC with MJC’s total requirements of the supply of arachidonic acid (“ARA”) and docosahexaenoic acid (“DHA”), nutrients that are used in most of the registrant’s infant formula products. The Amendment, among other things, (1) allows MJC to extend the term of the Supply Agreement beyond December 31, 2015 for an additional four years, (2) deletes the provision that allowed either party to terminate the Supply Agreement for convenience, (3) expands, to MJC’s affiliates, the provision requiring MJC to purchase from Martek all of MJC’s DHA and ARA requirements and (4) provides graduated price reductions to MJC beginning in 2010.

The Amendment will be filed as an exhibit to Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mead Johnson Nutrition Company

June 23, 2010	By:	/s/ Stanley Burhans
		Name:	Stanley Burhans
		Title:	Vice President and Controller